Exhibit 26(d)(v)

OPTION FOR ADDITIONAL INSURANCE ENDORSEMENT

Transamerica Life Insurance Company has issued this endorsement as a part of the policy to which it is attached (“the policy”). There is no premium payable for this endorsement.

At the request of the Owner to exercise an option under this endorsement, we will issue additional insurance if all the following conditions are met:

1.	The option date must be the 1st, 2nd and/or 3rd policy anniversary.

2.	The Owner must make a written request to exercise this option within 31 days before or after the chosen option date.

3.	On the chosen option date, the policy must be in force and the Insured must then be living.

4.	The Minimum Initial Premium for the additional insurance must be paid.

5.	If the monthly deductions for the policy are being waived under a disability benefit on an option date, this option will not be available.

6.	The maximum amount of insurance available under this endorsement will be the lesser of:

a.	The original face amount; or

b.	$100,000

7.	Exercising an option under this endorsement is available only on policies with issue ages 0 to 50.

General Provisions

1.	The new policy will be dated and effective on the chosen option date.

2.	Subject to 4. below, any part of the maximum amount of insurance under this endorsement will be available for issue on any of the option dates, but the total amount issued on all such dates may not exceed the maximum amount under this endorsement.

3.	We will issue to the Owner a new policy of the same type as the policy for the additional insurance amount. The monthly deduction for the new policy shall be at our then-current rate for such insurance at the time this option is exercised. The new policy shall be issued at the class of risk of the policy at the Insured’s attained age.

4.	The face amount of the new policy may not be less than our published minimum for the insurance. The new policy shall not contain this endorsement.

5.	The incontestability period in the new policy shall continue from the date of issue of the policy and will not start anew. This means that the new policy will be contestable for one year if this option is exercised on the first policy anniversary, but will not be contestable if this option is exercised on the 2nd and/or 3rd policy anniversary. The suicide period in the new policy, however, will start anew on the chosen option date.

6.	Unless the Owner requests that it not be included, any waiver provision rider on the policy will also be included on the new policy. Any other riders on the policy will not automatically be on the new policy, but they will be added to the new policy provided the Insured gives us satisfactory evidence of insurability.

Signed for the Company at Los Angeles, California, on the date of issue of this policy.

Secretary	President

1-006 47-191

Request to exercise the Option for Additional Insurance:

I wish to exercise the Option for Additional Insurance for Policy No.                             .

I understand that the additional insurance will begin when the Minimum Initial Premium is paid.

Please send the necessary application to:

Name

Street

City	State	Zip

Owner’s Signature		Date

Mail to Transamerica Life Insurance Company, 4333 Edgewood Road N. E., Cedar Rapids, Iowa 52499, or to the agent from whom you purchased your insurance.

1-006 47-191

TRANSAMERICA LIFE INSURANCE COMPANY

OPTION FOR ADDITIONAL INSURANCE ENDORSEMENT

Transamerica Life Insurance Company has issued this endorsement as a part of the policy to which it is attached (“the policy”). There is no premium payable for this endorsement.

At the request of the Owner to exercise an option under this endorsement, we will issue additional insurance if all the following conditions are met:

1.	The option date must be the 1st, 2nd and/or 3rd policy anniversary.

2.	The Owner must make a written request to exercise this option within 31 days before or after the chosen option date.

3.	If this option is exercised, we will forward an application and authorization. The Insured must sign the authorization and provide answers, satisfactory to us, to the following questions:

a)	Is the Insured now so disabled by sickness or injury as to be unable to perform any of the duties of his/her normal job?

b)	Within the past five years, has the Insured had high blood pressure, heart disease, diabetes, or cancer?

4.	On the chosen option date, the policy must be in force and the Insured must then be living.

5.	The Minimum Initial Premium for the additional insurance must be paid.

6.	If the monthly deductions for the policy are being waived under a disability benefit on an option date, this option will not be available.

7.	The maximum amount of insurance available under this endorsement will be the lesser of:

a.	The original face amount; or

b.	$100,000

General Provisions

1.	The new policy will be dated and effective on the chosen option date.

2.	Subject to 4. below, any part of the maximum amount of insurance under this endorsement will be available for issue on any of the option dates, but the total amount issued on all such dates may not exceed the maximum amount under this endorsement.

3.	We will issue to the Owner a new policy of the same type as the policy for the additional insurance amount. The monthly deduction for the new policy shall be at our then-current rate for such insurance at the time this option is exercised. The new policy shall be issued at the class of risk of the policy at the Insured’s attained age.

4.	The face amount of the new policy may not be less than our published minimum for the insurance. The new policy shall not contain this endorsement.

5.	The incontestability and suicide periods in the new policy will start anew on the chosen option date.

6.	Unless the Owner requests that it not be included, any waiver provision rider on the policy will also be included on the new policy, provided the Insured is not over 55 when this option is exercised. Any other riders on the policy will not automatically be on the new policy, but they will be added to the new policy provided the Insured gives us satisfactory evidence of insurability.

Signed for Transamerica Life Insurance Company at Los Angeles, California, and effective on the date of issue of the policy to which this endorsement is attached unless a different date is shown here.

Secretary	President

1-006 11-100

Request to exercise the Option for Additional Insurance:

I, the Owner, wish to exercise the Option for Additional Insurance for Policy No.

I understand that the additional insurance will be effective the later of the specified policy anniversary or when the Minimum Initial Premium is paid. Please send the necessary application to:

Name

Street

City	State	Zip

Owner’s Signature		Date

Mail to Transamerica Life Insurance Company, 4333 Edgewood Road N. E., Cedar Rapids, Iowa 52499, or to the agent from whom you purchased your insurance.

1-006 11-100